UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2004
 Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2004, Emisphere Technologies, Inc. (“Emisphere”) entered into a licensing agreement with Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. (collectively “Roche”) to develop oral formulations of undisclosed small molecule compounds approved for use in the field of bone-related diseases.  The companies entered into the agreement following successful pre-clinical studies, and a human feasibility study incorporating Emisphere’s eligen® delivery technology.

Under the terms of the new agreement, Roche will pay Emisphere an initial up-front fee, and future milestones payments of up to $18.5 million for each product developed using the eligen® technology.  Emisphere will also receive royalties based upon product sales.  Roche will fund all necessary preclinical, clinical and manufacturing costs for all products.   There are no financial obligations going forward for Emisphere.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release of Emisphere Technologies, Inc. dated November 18, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date: November 18, 2004	By:	/s/ MICHAEL GOLDBERG

	Name:	Michael Goldberg
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued November 18, 2004.

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